EXHIBIT 10.1

NEXEON MEDSYSTEMS INC

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of August 21, 2017 (the “Effective Date”) by and between Nexeon Medsystems Inc, a Nevada corporation (the “Company”), and Leonite Capital LLC, a Delaware limited liability company (the “Purchaser).

Recital

To provide the Company with additional resources to conduct its business, the Purchaser is willing to purchase a unit (the “Unit”) consisting of (i) a Note (as defined below) in the principal amount of One Million One Hundred Twenty Thousand Dollars ($1,120,000) at an original issue discount of One Hundred Twenty Thousand Dollars ($120,000), (ii) Warrants (as defined below) to purchase 500,000 shares of the Company’s Common Stock, $0.001 par value per share (“Common Stock”), and (iii) the Commitment Shares (defined below), subject to the conditions specified herein.

Agreement

Now, Therefore, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and the Purchaser, intending to be legally bound, hereby agree as follows:

1.	Amount and Terms of the Unit

1.1          Purchase of the Unit.  Subject to the terms of this Agreement, for consideration of One Million Dollars ($1,000,000) (the “Subscription Amount”), the Purchaser agrees to subscribe for and purchase from the Company at the Closing (as hereinafter defined) a Unit consisting of (a) a senior secured convertible promissory note in substantially the form attached hereto as Exhibit A (the “Note”) in the principal amount of One Million One Hundred Twenty Thousand Dollars ($1,120,000) (the “Principal Amount”); (b) a two-year warrant in the form of Exhibit B (the “Two-Year Warrant”) for the purchase of Two Hundred Fifty Thousand (250,000) shares of the Company’s Common Stock, at an exercise price of $2.50 per share; (c) a five-year warrant in the form of Exhibit C (the “Five-Year Warrant” and together with the Two-Year Warrant, the “Warrants”) for the purchase of Two Hundred Fifty Thousand (250,000) shares of the Company’s Common Stock, at an exercise price of $3.00 per share; and (d) the Commitment Shares.

2.	Closing and Delivery

2.1          Closing.  The closing of the sale and purchase of the Unit shall be held on the Effective Date, or at such other time as the Company and Purchaser may mutually agree (which time is designated as the “Closing”).

2.2          Delivery.  At the Closing (a) the Purchaser shall deliver to the Company a check or wire transfer funds in the amount of the Subscription Amount; and (b) the Company shall issue and deliver to the Purchaser the Note in favor of the Purchaser payable in the Principal Amount, the Warrants and the Commitment Shares.

3.	Representations, Warranties the Company

Except as set forth in: (i) the SEC Reports (as defined below) or (ii) the corresponding section of the Disclosure Schedules delivered to the Purchaser concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Purchaser:

3.1          Organization, Good Standing and Qualification.  The Company and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  Each of the Company and its Subsidiaries has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.  The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Subscription Document, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform in any material respect on a timely basis its obligations under any Subscription Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).  For purposes of this Agreement, “Subsidiary” means any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any controlling equity or other controlling ownership interest or otherwise controls through contract or otherwise, including, without limitation, any variable interest entity of the Company.

3.2          Corporate Power.  The Company has all requisite corporate power to execute and deliver this Agreement, to issue the Note and the Warrants and enter into the security agreement of even date herewith (the “Security Agreement”) in the form of Exhibit D and the other instruments, documents and agreements being entered into at the Closing (collectively, the “Subscription Documents”) and to carry out and perform its obligations under the terms of the Subscription Documents.

3.3          Subsidiaries and Affiliates.   Attached as Schedule 3.3 is a true and correct organizational chart showing all of the Company’s Subsidiaries and Affiliates, pro forma as of the date hereof reflecting all pending acquisitions.  For purposes of this Agreement, the term “Subsidiary” means, with respect to the Company, any corporation or other entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such corporation or entity (regardless of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Company or one or more of its Affiliates and the term “Affiliate” means, as to any person (the “Subject Person”), any other person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under direct or indirect common control with, the Subject Person. For the purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, through representation on such person’s board of directors or other management committee or group, by contract or otherwise.

3.4          Authorization.  All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization of the Subscription Documents and the execution, delivery and performance of all obligations of the Company under the Subscription Documents, including the issuance and delivery of the Note, the Commitment Shares and the Warrants and the reservation of the equity securities issuable upon conversion of the Note and the exercise of the Warrants (collectively, the “Underlying Securities”) has been taken or will be taken prior to the issuance of such Underlying Securities.  The Subscription Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.  The Commitment Shares are, and the Underlying Securities, when issued in compliance with the provisions of the Subscription Documents, will be, validly issued, fully paid and non-assessable and free of any liens, encumbrances, security interests or other adverse claim (a “Lien”) and issued in compliance with all applicable federal and securities laws.

3.5          Governmental Consents.  Neither Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Subscription Documents, other than (a) applicable Blue Sky filings, (b) such as have already been obtained or such exemptive filings as are required to be made under applicable securities laws, (c) such other filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of the Purchaser set forth in Section 4 hereof, the Company has taken all action necessary to exempt: (i) the issuance and sale of the Units, (ii) the issuance of the Commitment Shares, (iii) the issuance of the Underlying Shares upon due conversion of the Note and due exercise of the Warrants, and (iv) the other transactions contemplated by the Subscription Documents from the provisions of any preemptive rights, stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Units, the Note, the Commitment Shares, the Warrants and the Underlying Securities (collectively, the “Securities”) and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Subscription Documents.

3.6          Compliance with Laws.  To the Company’s knowledge, neither the Company nor any Subsidiary is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties, which violation would materially and adversely affect the business, assets, liabilities, financial condition or operations of the Company and its Subsidiaries.

3.7          Compliance with Other Instruments.  Neither the Company nor any of its Subsidiaries is in violation or default of any term of its certificate of incorporation or bylaws, or of any provision of any mortgage, indenture or contract to which it is a party and by which it is bound or of any judgment, decree, order or writ, other than such violations that would not individually or in the aggregate have a Material Adverse Effect on the Company. The execution, delivery and performance of the Subscription Documents, and the consummation of the transactions contemplated by the Subscription Documents will not result in any such violation or be in conflict with, or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, decree, order or writ or an event that results in the creation of any Lien upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company or any of its Subsidiaries, its business or operations or any of its assets or properties.  The sale of the Unit, the issuance of the Commitment Shares and the subsequent issuance of the Underlying Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.8          Offering.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4 hereof, the offer, issue, and sale of Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.  No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any person listed in the first paragraph of Rule 506(d)(1) of the Securities Act, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

3.9          Use of Proceeds.  The Company shall use the proceeds of sale and issuance of the Unit to fund the acquisition of Medi-Line SPRL (“Medi-Line”) by Nexeon Medsystems Belgium, SPRL (“NMB”).

3.10          Acquisition of Medi-Line.  The Company has delivered to the Purchaser a true and correct copy of the Stock Purchase Agreement, dated April 10, 2017, among the Company, Medi-Line and NMB (the “Medi-Line Agreement”).  The Medi-Line Agreement is legal, valid, binding, enforceable, and in full force and effect.  No party to the Medi-Line Agreement is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Medi-Line Agreement.  The Company has not and, to the Company's Knowledge, no other party has, repudiated any provision of the Medi-Line Agreement.  The Acquisition of Medi-Line by NMB will not trigger any change of control clauses in any agreement between Medi-Line and any other party which could result in a Material Adverse Effect.

3.11          Acquisition of NMB.  Following the closing of the Medi-Line Acquisition no later than two weeks following the Closing, Nexeon Medsystems Europe, SARL, a wholly owned subsidiary of the Company, shall have exercised its option with Rosellini Scientific LLC, a Texas limited liability company wholly owned by William Rosellini (“RS”), to acquire NMB from RS and such acquisition shall have been completed.

3.12          Consideration for Deed of Trust. The Company has paid Roselancland Limited Partnership (“RLP”) $100 in cash as consideration for granting that certain deed of trust of even date herewith (the “Deed of Trust”) to the Purchaser for securing the Company’s indebtedness to the Purchaser under the Note.

3.13          Capitalization.  The Company has authorized 75,000,000 shares of Common Stock $0.001 par value per share, of which 26,378,928 shares are issued and outstanding and no authorized shares of preferred stock.  The Company has warrants outstanding to purchase 636,761 shares of Common Stock and options outstanding to purchase 3,177,000 shares of Common Stock under its stock option and equity plans.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except for the options and warrants referenced above, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Company or any subsidiary is or may become bound to issue additional shares of common stock, or securities or rights convertible or exchangeable into shares of common stock. There are no price based anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. The Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

3.14          SEC Reports; Financial Statements.  The Company has filed all reports and registration statements required to be filed by it under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto, being collectively referred to herein as the “SEC Reports” and, together with the Disclosure Schedules to this Agreement, the “Disclosure Materials”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

3.15          Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or affiliate, except pursuant to existing Company stock-based plans or agreements.

3.16          Litigation.  Except as set forth on Schedule 3.16 hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Subscription Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.17          Labor Relations.  Neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreements or other agreements with labor organizations.  Neither the Company nor any Subsidiary has violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.

3.18          Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

3.19          Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

3.20          Taxes.

(a)          The Company and its Subsidiaries have timely and properly filed all tax returns required to be filed by them for all years and periods (and portions thereof) for which any such tax returns were due, except where the failure to so file would not have a Material Adverse Effect.  All such filed tax returns are accurate in all material respects.  The Company has timely paid all taxes due and payable (whether or not shown on filed tax returns), except where the failure to so pay would not have a Material Adverse Effect.  There are no pending assessments, asserted deficiencies or claims for additional taxes that have not been paid.  The reserves for taxes, if any, reflected in the SEC Reports or the in the Memorandum are adequate, and there are no Liens for taxes on any property or assets of the Company and any of its Subsidiaries (other than Liens for taxes not yet due and payable).  There have been no audits or examinations of any tax returns by any (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal (a “Governmental Body”), and the Company or its Subsidiaries have not received any notice that such audit or examination is pending or contemplated.  No claim has been made by any Governmental Body in a jurisdiction where the Company or any of its Subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction.  To the knowledge of the Company, no state of facts exists or has existed which would constitute grounds for the assessment of any penalty or any further tax liability beyond that shown on the respective tax returns.  There are no outstanding agreements or waivers extending the statutory period of limitation for the assessment or collection of any tax.

(b)          Neither the Company nor any of its Subsidiaries is a party to any tax-sharing agreement or similar arrangement with any other Person.

(c)          The Company has made all necessary disclosures required by Treasury Regulation Section 1.6011-4.  The Company has not been a participant in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(d)          No payment or benefit paid or provided, or to be paid or provided, to current or former employees, directors or other service providers of the Company will fail to be deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

3.21          Patents and Trademarks.  To the knowledge of the Company and each Subsidiary, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and the Memorandum and which the failure to so have could have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable.  The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Intellectual Property Rights and confidential information (the “Confidential Information”).  Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted or as currently proposed to be conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof.  Except under confidentiality obligations, there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

3.22          Environmental Matters.  Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any Governmental Body relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s knowledge, threatened investigation that might lead to such a claim.

3.23          Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged as described in the SEC Reports.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

3.24          Transactions with Affiliates and Employees.  Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements under any stock option plan of the Company.

3.25          Brokers and Finders.  Except for warrants issued by the Company to Dr. Michael Rosellini for guaranteeing this Agreement, no person will have, as a result of the transactions contemplated by the Subscription Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

3.26          Questionable Payments.  Neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

3.27          Solvency.  The Company has not (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all, or substantially all, of its assets; (d) suffered the attachment or other judicial seizure of all, or substantially all, of its assets; (e) admitted in writing its inability to pay its debts as they come due; or (f) made an offer of settlement, extension or composition to its creditors generally.

3.28          Foreign Corrupt Practices Act.  None of the Company or any of its Subsidiaries, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has, directly or indirectly: (a) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (c) failed to disclose fully any contribution made by the Company or any of its Subsidiaries (or made by any person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any legal requirement, or (d) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Company or any of its Subsidiaries.

3.29          Disclosures.  Neither the Company nor any person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby.  The written materials delivered to the Purchaser in connection with the transactions contemplated by the Subscription Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

4.	Representations and Warranties of the Purchaser

4.1          Purchase for Own Account.  The Purchaser represents that it is acquiring the Unit solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Unit or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

4.2          Information and Sophistication.  Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Purchaser hereby: (a) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Unit, (b) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Unit and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (c) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3          Ability to Bear Economic Risk.  The Purchaser acknowledges that investment in the Unit involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Unit for an indefinite period of time and to suffer a complete loss of its investment.

4.4          Accredited Investor Status.  The Purchaser is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.5          Information Provided by Purchaser.  The information that the Purchaser has furnished herein, including without limitation the information furnished by the Purchaser on the accredited investor questionnaire that Purchaser will complete in connection with this offering (the “Accredited Investor Questionnaire”), is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this Subscription. Further, the Purchaser shall immediately notify the Company of any change in any statement made herein prior to the Purchaser’s receipt of the Company’s acceptance of this Subscription. The representations and warranties made by the Purchaser may be fully relied upon by the Company and by any other investigating party.

4.6          Existence; Authorization. The Purchaser is duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The principal place of business of the Purchaser is as shown on the Accredited Investor Questionnaire. The Purchaser has the requisite power and authority to deliver this Agreement, perform its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.7          No Regulatory Approval.  The Purchaser understands that no state or federal authority has scrutinized this Agreement or the Unit offered pursuant hereto, has made any finding or determination relating to the fairness for investment of Unit, or has recommended or endorsed the Unit, and that the Unit has not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. The Unit may not, in whole or in part, be resold, transferred, assigned or otherwise disposed of unless it is registered under the Act or an exemption from registration is available, and unless the proposed disposition is in compliance with the restrictions on transferability under federal and state securities laws.

4.8          Purchaser Received Independent Advice.  The Purchaser confirms that the Purchaser has been advised to consult with the Purchaser’s independent attorney regarding legal matters concerning the Company and to consult with independent tax advisers regarding the tax consequences of investing in the Company. The Purchaser acknowledges that Purchaser understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Purchaser acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Purchaser by reason of the subscription.

5.	Further Agreements

5.1          Conditions Precedent.  As a conditions precedent to the Closing, and for the purpose of securing the Company’s obligations to the Holder under the Note, (i) RS, owner of 100% of the issued share capital of NMB (the “NMB Shares”), shall have entered into a Share Pledge Agreement with the Purchaser pursuant to which it shall have pledged the NMB Shares to the Purchaser, (ii) RLP shall have granted the Deed of Trust to the Holder, (iii) Randy M. Rosellini shall have executed a personal guarantee in favor of the Holder, and (iv) the Company shal have executed the Security Agreement.

5.2          Post-Closing Covenant.  No later than two weeks following the Closing, NMB shall have completed the acquisition of Medi-Line and the Company shall have completed the acquisition of NMB.

5.3          Commitment Shares.  The Company shall issue to the Purchaser 100,000 shares of the Company’s Common Stock (the “Commitment Shares”) as consideration for entering into this Agreement with the Company.

5.4          Most Favored Nations. If, while the Note is outstanding, the Company issues other securities of the Company with material terms that are more favorable, from the perspective of the Purchaser (“Other Securities”) than the terms arising under the Subscription Documents, then the Company will provide the Purchaser with written notice thereof, together with a copy of all documentation relating to such Other Securities and, upon request of the Purchaser, any additional information related to such Other Securities as may be reasonably requested by the Purchaser.  The Company will provide such notice to the Purchaser within three (3) business days following the issuance of such Other Securities.  In the event the Purchaser determines that the terms of the Other Securities are preferable to the terms of the Note, the Purchaser will notify the Company in writing within 5 days following Purchaser’s receipt of such notice from the Company.  Within three (3) business days after receipt of such written notice from the Purchaser, but in any event within 10 days, the Company will amend and restate the Subscription Documents to be substantially identical to Subscription Documents for the Other Securities and thereby grant to the Purchaser such preferential rights of the holders of such Other Securities.

5.5          Piggyback Registration Rights.

(a)          The Company shall give the Purchaser at least 30 days’ prior written notice of each filing by the Company of a registration statement (other than a registration statement on Form S-4 or Form S-8 or on any successor forms thereto) with the Securities and Exchange Commission (the “Commission”).  If requested by the Purchaser in writing within 20 days after receipt of any such notice, the Company shall, at the Company’s sole expense (other than the underwriting discounts, if any, payable in respect of the shares sold by the Purchaser), register all or, at Purchaser’s option, any portion of the shares of Common Stock issued to the Purchaser pursuant to this Agreement or issuable to the Purchaser upon the conversion of the Note or the exercise of the Warrants (the “Shares”) concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Shares through the securities exchange, if any, on which the Common Stock is being sold or on the over-the-counter market, and will use its reasonable best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable.  If the managing underwriter of any such offering shall determine and advise the Company that, in its opinion, the distribution of all or a portion of the Shares requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company then the Company will include in such registration first, the securities that the Company proposes to sell and second, the Shares requested to be included in such registration, to the extent permitted by the managing underwriter.

(b)          In the event of a registration pursuant to these provisions, the Company shall use its reasonable best efforts to cause the Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Purchaser may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this section in which it is not otherwise required to qualify to do business.

(c)          The Company shall keep effective any registration or qualification contemplated by this section and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time as shall be required to permit the Purchaser to complete the offer and sale of the Shares covered thereby.

(d)          In the event of a registration pursuant to the provisions of this section, the Company shall furnish to the Purchaser such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the Purchaser may reasonably request to facilitate the disposition of the Shares included in such registration.

(e)          The Company shall notify the Purchaser within three (3) business days after such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(f)          The Company shall advise the Purchaser within three (3) business days after it shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement, or the initiation or threatening of any proceeding for that purpose and within three (3) business days take action using its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

(g)          The Company shall within three (3) business days notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the reasonable request of the Purchaser prepare and furnish to it such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.  The Purchaser shall suspend all sales of the Shares upon receipt of such notice from the Company and shall not re-commence sales until they receive copies of any necessary amendment or supplement to such prospectus, which shall be delivered to the Purchaser within 30 days of the date of such notice from the Company.

(h)          If requested by the underwriter for any underwritten offering of Shares, the Company and the Purchaser will enter into an underwriting agreement with such underwriter for such offering, which shall be reasonably satisfactory in substance and form to the Company, the Company’s counsel and the Purchaser’ counsel, and the underwriter, and such agreement shall contain such representations and warranties by the Company and the Purchaser and such other terms and provisions as are customarily contained in an underwriting agreement with respect to secondary distributions solely by selling stockholders, including, without limitation, indemnities substantially to the effect and to the extent provided below.

(i)          The rights of the Purchaser under this Section 5.5 shall apply equally to the filing by the Company of an offering statement on Form 1-A under Regulation A promulgated under the Act and, if the Company files such an offering statement instead of a registration statement, all references to (A) registration statement shall be deemed to be references to offering statement, (B) prospectus shall be deemed to be references to offering circular, and (C) effective date of a registration statement shall be deemed to be references to qualification date of an offering statement.  The Purchaser’s rights under this Section 5.5 shall automatically terminate once the Purchaser has sold all of the Shares or all of the Shares may be resold by the Purchaser under Rule 144 of the Act without limitation as to the volume of Shares to be sold.

5.6          Information and Observer Rights

(a)          As long as the Purchaser owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as the Purchaser owns any Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchaser and simultaneously make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Purchaser to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than five Trading Days (the date which such five Trading Day-period is exceeded, being referred to as “Event Date”), then in addition to any other rights the Purchaser may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the information failure is cured, the Company shall pay to the Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to one percent (1.0%) of purchase price paid for the Securities held by the Purchaser at the Event Date; provided, however, that in no case will the aggregate amount of liquidated damages payable to a Purchaser pursuant to this Section 5.6 exceed ten percent (10%) of such Purchaser’s original investment pursuant to this Agreement.  The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an information failure (except in the case of the first Event Date).

(b)          As long as the Purchaser owns any Securities, if the Purchaser notifies the Company that it wishes to attend meetings of the Company’s Board of Directors, the Company shall invite a designated representative of the Purchaser to attend all meetings of the Company’s Board of Directors in a nonvoting observer capacity and, in this respect, and subject to the Purchaser’s having informed the Company that it wishes to attend, the Company shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest.

5.7          Confidentiality.  The Purchaser agrees that the it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 5.7 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 5.7; (iii) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser notifies the Company within three (3) business days of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

5.8          Participation Rights.  In the event the Company proposes to offer and sell its securities in an Equity Financing (defined below), the Purchaser shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to fifty percent (50%) of the aggregate offering amount of such Equity Financing, until the earliest of (i) the Maturity Date, (ii) the date that the Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing (the “Participation Right”).  For the avoidance of doubt, an Equity Financing shall mean the Company’s sale of its Common Stock or any securities conferring the right to purchase the Company’s Common Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock.  In connection with each Participation Right, the Company shall provide written notice to the Purchaser of the terms and conditions of the Equity Financing at least ten business days prior to the anticipated first closing of such Equity Financing (the “EF Notice”). If the Purchaser shall elect to exercise its Participation Right, it shall notify the Company, in writing, of such election at least two business days prior to the anticipated closing date set forth in the EF Notice (the “Participation Notice”). In the event the Purchaser does not return a Participation Notice to the Company within such two-business day period, the Participation Right granted hereunder shall terminate and be of no further force and effect; provided, however, that such Participation Right shall be reinstated if the anticipated closing referenced in the EF Notice does not occur prior to ten business days following the anticipated first closing date specified in such EF notice.

5.9          Further Assurances.  The Purchaser agrees and covenants that at any time and from time to time it will execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require within three (3) business days of any such request in order to carry out the full intent and purpose of this Agreement and to comply with state or federal securities laws or other regulatory approvals.

6.	Miscellaneous

6.1          Binding Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.2          Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles.  Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in New York for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

6.3          Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4          Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5          Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at 1910 Pacific Avenue, Suite 20000, Dallas, TX 7520 to the attention of William Rosellini, Chief Executive Officer (email: will@nexeonmed.com), and to Purchaser at the addresses set forth on the signature page to this Agreement or at such other addresses as the Company or Purchaser may designate by 10 days’ advance written notice to the other parties hereto.

6.6          Modification; Waiver.  No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective only upon the written consent of the Company and the Purchaser.  Any provision of the Note may be amended or waived by the written consent of the Company and the Purchaser.

6.7          Expenses.  The Company and the Purchaser shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein; provided, however, that the Purchaser may retain $20,000 of the Subscription Amount to cover its expenses incurred in connection with this Agreement and the transactions contemplated hereby, and provided further, however, that the Company shall reimburse the Purchaser for 50% of its documented expenses that exceed $20,000 and for 100% of its title and Sdeed of trust expenses related to the transactions.

6.8          Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Purchaser, upon any breach or default of the Company under the Subscription Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by Purchaser of any breach or default under this Agreement, or any waiver by any Purchaser of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Purchaser, shall be cumulative and not alternative.

6.9          Entire Agreement.  This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

 [Signature page follows]

In Witness Whereof, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

Nexeon Medsystems Inc

By:	/s/ Will Rosellini
Name:	Will Rosellini
Title:	Chief Executive Officer

Address:
1910 Pacific Avenue, Suite 20000
Dallas, Texas 75201

PURCHASER:

Leonite Capital LLC

By:	/s/ Avrohom Geller
Name:	Avrohom Geller
Title:	CIO

Address: 1 Hillcrest Center Dr, Suite 232 Spring Valley, NY 10977

Exhibit A

Form of Convertible Promissory Note

(See Attached)

Exhibit B

Form of Two-Year Warrant

(See Attached)

Exhibit C

Form of Five-Year Warrant

(See Attached)

Exhibit D

Form of Security Agreement

(See Attached)